ADMINISTRATION AGREEMENT

     AGREEMENT made as of this 1st day of October, 1999, between LSA VARIABLE SERIES TRUST, a business trust organized and registered under the laws of the state of Delaware (the "Trust"), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the "Bank").

     WHEREAS, the Trust, a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of the separate funds listed on APPENDIX A hereto; and

     WHEREAS,   the  Trust  desires  to  retain  the  Bank  to  render   certain
administrative services to the Trust and the Bank is willing to render such services.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

     1. APPOINTMENT. The Trust hereby appoints the Bank to act as Administrator of the Trust on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

     2. DELIVERY OF DOCUMENTS. The Trust has furnished the Bank with copies properly certified or authenticated of each of the following:

          (a) Resolutions of the Trust's Board of Trustees authorizing the appointment of the Bank to provide certain administrative services to the Trust and approving this Agreement;

          (b) The Trust's Declaration of Trust and all amendments thereto (the "Declaration");

          (c) The Trust's By-laws and all amendments thereto (the "By-Laws");

          (d) The Trust's agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements (collectively, the "Agreements");

          (e) The Trust's most recent Registration Statement on Form N-lA (the "Registration Statement") under the Securities Act of 1933 and under the 1940 Act and all amendments thereto; and

          (f) The Trust's most recent prospectus and statement of additional information (the "Prospectus"); and

          (g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

     The Trust will immediately furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, the Trust will notify the Bank as soon as possible of any matter which may materially affect the performance by the Bank of its services under this Agreement.

     3. DUTIES OF ADMINISTRATOR. Subject to the supervision and direction of the Board of Trustees of the Trust, the Bank, as Administrator, will assist in conducting various aspects of the Trust's administrative operations and undertakes to perform the services described in APPENDIX B hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such APPENDIX B executed by both parties. At such time, the fee schedule included in APPENDIX C hereto shall be appropriately amended.

     In performing all services under this Agreement, the Bank shall act in conformity with the Trust's Articles and By-Laws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Trust's Registration Statement, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Trust's assets or choice of investments and cannot be held liable for any problem relating to such investments.

     4. DUTIES OF THE TRUST.

          (a) The Trust is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports ("Daily Sales Reports") which will enable the Bank as Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions ("Exempt Transactions") which are to be excluded from the Daily Sales Reports.

          (b) The Trust agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank's duties hereunder, and the Trust further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank. The Bank agrees that it will obtain the approval of the Trust before consulting with the Trust=s legal counsel.

     5. FEES AND EXPENSES.

          (a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Agreement, the Trust will compensate the Bank in accordance with the fee schedule attached as APPENDIX C hereto. Such fees do not include out-of-pocket disbursements (as delineated on the fee schedule or other expenses with the prior approval of the Trust's management) of the Bank for which the Bank shall be entitled to bill the Trust separately and for which the Trust shall reimburse the Bank.

          (b) The Bank shall not be required to pay any expenses incurred by the Trust.

     6. LIMITATION OF LIABILITY.

          (a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its obligations and duties under this Agreement, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Trust will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of the Trust, including, but not limited to, inaccurate Daily Sales Reports and misidentification of Exempt Transactions;
(ii)  arising  out of the  offer  or  sale of any  securities  of the  Trust  in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; or (iii) not resulting from the willful misfeasance, bad faith or negligence of the Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.

          (b) The Bank may apply to the Trust at any time for instructions and may consult counsel for the Trust, or its own counsel (at the expense of the Bank), and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of the Trust until receipt of written notice thereof has been received by the Bank from the Trust.

          (c) In the event either party is unable to perform, or is delayed in performing, its obligations under the terms of this Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, such party shall not be liable to the other for compensation nor for any damages resulting from such failure to perform or otherwise from such causes.

          (d) Notwithstanding anything to the contrary in this Agreement, in no event shall the Bank be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

     7. TERMINATION OF AGREEMENT.

          (a) The term of this Agreement shall be three years commencing upon the date hereof (the "Initial Term"), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Agreement shall automatically renew for successive one-year terms (each a "Renewal Term") unless notice of non-renewal is delivered by the non-renewing party to the other party no later than ninety days prior to the expiration of the Initial Term or any Renewal Term, as the case may be.

          (i) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party violates any material provision of this Agreement, provided that the violating party does not cure such violation within forty-five (45) days of receipt of written notice from the non-violating party of such violation.

          (ii) If, during the Initial Term of this Agreement, a state or Federal statutory or regulatory change shall occur such that the sale of variable products by insurance companies generally is no longer feasible (and such change is evidenced by changes in the sales practices for variable products across the insurance industry) and as a result, the Board of Trustees of the Fund votes to liquidate the Fund and terminate its registration with the Securities and Exchange Commission, written notice (the "Liquidation Notice") of such determination setting forth the reasons for such determination shall be provided to the Bank. In order to be effective, any Liquidation Notice must be executed by two officers of the Fund. The Bank shall, within seven days of receipt of such a Liquidation Notice, reply to the Fund as to whether it agrees that the terms of the Liquidation Notice meet the requirements of this paragraph, which agreement shall not be unreasonably withheld. Upon such agreement, the Fund may terminate this Agreement without additional action by the Fund's Board upon an additional sixty (60) days written notice.

          Should this Agreement be terminated in accordance with the terms of this paragraph, the Fund shall pay to the Bank, in lieu of the fees for which the Fund would otherwise be liable to the Bank hereunder through the end of the Initial Term, the following amounts:

     A. If during the first year of the Initial Term the Fund shall pay to the Bank an amount equal to the fees that would otherwise be due under this Agreement through the last day of the eighteenth month of the Initial Term, WITHOUT giving effect to the discount provided on the first years' fees set forth in Appendix C;

     B. If during the second year of the Initial Term the Fund shall pay to the Bank an amount equal to the fees that would otherwise be due under this Agreement through the last day of the second year of the Initial Term;

     C. If during the third year of the Initial Term the Fund shall pay to the Bank an amount equal to the fees that would otherwise be due under this Agreement through the end of the Initial Term.

          (iii) Either party may terminate this Agreement during any Renewal Term upon ninety days written notice to the other party. Any termination pursuant to this paragraph 7(a)(ii) shall be effective upon expiration of such ninety days, provided, however, that the effective date of such termination may be postponed, at the request of the Trust, to a date not more than one hundred twenty days after delivery of the written notice in order to give the Trust an opportunity to make suitable arrangements for a successor administrator.

          (b) The Bank, as Administrator, and the Trust agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

          In the event of the termination of this Agreement, it is the obligation of the Bank to promptly deliver to the Trust the books and records with respect to transactions for which the Bank is responsible pursuant to the terms and conditions of this Agreement.

     8. MISCELLANEOUS.

          (a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Trust or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

        To the Trust:

                LSA Variable Series Trust
                Allstate Life Insurance Company
                3100 Sanders Road, Suite J5B
                Northbrook, Illinois 60062

                Attention: Jeanette Donahue, Vice President, Chief Operations Officer
                With a copy to: Barbara J. Whisler, Secretary and Chief Compliance Officer

        To the Bank:

                Investors Bank & Trust Company
                200 Clarendon Street, P.O. Box 9130
                Boston, MA 02117-9130
                Attention: Robert C. Conron, Director, Client Management With a copy to: John E. Henry, General Counsel

          (b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

          (c) This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

          (d) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

          (e) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     9. CONFIDENTIAL. All books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required in the performance of duties hereunder or as otherwise required by law.

     10. USE OF BANK NAME. The Trust shall not use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Trust in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its appointment hereunder or which is required by the Securities and Exchange Commission or any state securities or insurance authority or any other appropriate regulatory, governmental or judicial authority; PROVIDED FURTHER, that in no event shall such approval be unreasonably withheld or delayed.

     11. Use of Trust Name. The Bank shall not use the name of the Trust or any of its affiliates in any advertisement, sales literature or other material relating to the Bank in a manner not approved by the Trust prior thereto in writing; provided however, that the approval of the Trust shall not be required for any use of its name which merely refers in accurate and factual terms to its relationship with the Trust hereunder or which is required by the Securities and Exchange Commission or any state securities or insurance authority or any other appropriate regulatory, governmental or judicial authority; PROVIDED FURTHER, that in no event shall such approval be unreasonably withheld or delayed.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.



                                        LSA VARIABLE SERIES TRUST


                                        By: /s/ John R. Hunter
                                            ------------------
                                        Name: John R. Hunter
                                        Title: President


                                        INVESTORS BANK & TRUST COMPANY


                                        By: /s/ Robert D. Mancuso
                                            ---------------------
                                        Name: Robert D. Mancuso
                                        Title: Senior Vice President

                                   APPENDIX A

                           LSA Variable Series Trust

                                   Fund List



   IBT
Account     Fund                        Adviser
-------     ----                        -------

 255        Focused Equity              Morgan Stanley Asset Management
 260        Growth Equity               Goldman Sachs Asset Management
 265        Disciplined Equity          JP Morgan Investment Management Inc.
 270        Value Equity                Salomon Brothees Asset Management Inc.
 275        Balanced                    OpCap Advisors
 280        Emerging Growth Domestic
            Equity                      RS Investment Management, L.P.

                             INVESTORS BANK & TRUST
                      SUMMARY OF ADMINISTRATION FUNCTIONS
                     LSA VARIABLE SERIES TRUST ("LSA VST")


                                                                                                                Suggested Fund
Function                Investors Bank & Trust          LSA VST                 Sub-Advisor                     Auditor or Counsel
----------------------------------------------------------------------------------------------------------------------------------

MANAGEMENT REPORTING
& TREASURY
ADMINISTRATION
--------------------
Monitor portfolio       Perform tests of certain        Monitor testing         Continuously monitor            A/C - Provide
compliance in           specific portfolio activity     results and approve     portfolio activity and          consultation as
accordance with         based on provisions of the      resolution of           Fund operations in              needed on
the current             Fund's Prospectus and SAI.      compliance issues.      conjunction with 1940 Act,      compliance issues.
Prospectus and SAI.     Communicate with LSA VST and                            Prospectus, SAI and any
                        follow-up on potential                                  other applicable laws and
                        violations. Issue daily                                 regulations.  Monitor
                        report of compliance                                    testing results and approve
                        findings to LSA VST.                                    resolution of compliance
                                                                                issues.

FREQUENCY:  DAILY

Provide compliance      Provide a report of             Review report.                                          A/C - Provide
summary package.        compliance testing results.                                                             consultation as
                                                                                                                needed.

FREQUENCY:  MONTHLY

Perform asset           Perform asset diversification   Review test results     Continuously monitor            A - Provide
diversification         tests at each tax quarter end.  and take any necessary  portfolio activity in           consultation as
testing to              Provide results to LSA LLC and  action. Approve tax     conjunction with IRS            needed in
establish               to subadvisors by the 12th      positions taken.        requirements and alert LSA      establishing
qualification as        business day after quarter-end. Approve resolution of   as necessary.  Review test      positions to be
a RIC and to meet       Follow-up on issues.            compliance issues.      results and take any            taken in tax
requirements of                                                                 necessary action.               treatment of
Section 817(h) of IRC.                                                                                          particular issues.
                                                                                                                Review quarter end
                                                                                                                tests on a current
                                                                                                                basis.

FREQUENCY:  QUARTERLY

                                       1


                                                                                                                Suggested Fund
Function                Investors Bank & Trust          LSA VST                 Sub-Advisor                     Auditor or Counsel
----------------------------------------------------------------------------------------------------------------------------------

MANAGEMENT REPORTING
& TREASURY
ADMINISTRATION
(CONT.)
--------------------

Perform qualifying      Perform qualifying income       Review test results     Continuously monitor            A- Consult as
income testing to       testing (on book basis income,  and take any necessary  portfolio activity in           needed on tax
establish               unless material differences     action. Approve tax     conjunction with IRS            accounting
qualification as        are anticipated) on quarterly   positions taken.        requirements.  Review           positions to be
a RIC.                  basis and as may otherwise      Approve resolution of   test results and take           taken.  Review in
                        be necessary.   Follow-up       compliance issues.      any necessary action.           conjunction with
                        on issues.                                                                              year-end audit.

FREQUENCY:  QUARTERLY

Prepare the Fund's      Prepare preliminary expense     Provide asset level
annual expense budget.  budget. Notify fund accounting  projections.  Approve
Establish daily         of new accrual rates.           expense budget.
accruals.

FREQUENCY:  ANNUALLY

Monitor the Fund's      Monitor actual expenses         Provide asset level
expense budget.         updating budgets/ expense       projections quarterly.
                        accruals.  Notify Fund          Provide vendor
                        Accounting of any changes.      information as
                                                        necessary.  Review
                                                        expense analysis and
                                                        approve budget revisions.


FREQUENCY:  QUARTERLY

Receive and coordinate  Propose allocations of          Approve invoices and
payment of fund         invoices among Funds and        allocations of payments.
expenses.               obtain authorized approval      Send invoices to IBT in
                        to process payment.             a timely manner.

FREQUENCY: AS OFTEN
AS NECESSARY

                                       2

                                                                                                                Suggested Fund
Function                Investors Bank & Trust          LSA VST                 Sub-Advisor                     Auditor or Counsel
----------------------------------------------------------------------------------------------------------------------------------

MANAGEMENT REPORTING
& TREASURY
ADMINISTRATION
(CONT.)
--------------------

Calculate total         Provide total return            Review total return
return information      calculations.                   information.
on Funds as defined
in the current
Prospectus and SAI.

FREQUENCY:  MONTHLY

Prepare responses to    Subject to prior approval by    Identify the services to
major industry          LSA, prepare, coordinate as     which the Funds report.
questionnaires.         necessary, and submit           Provide information as
                        responses to the appropriate    requested.
                        agency.  Provide copy of all
                        responses to LSA.

FREQUENCY: AS OFTEN
AS NECESSARY

Prepare disinterested   Summarize amounts paid to       Provide social security
director/trustee        directors/trustees during the   numbers and current
Form 1099-Misc.         calendar year.  Prepare Form    mailing addresses for
                        1099-Misc and send to LSA VST   trustees.  Review and .
                        for mailing to Trustees.        approve information
                                                        provided for Form
                                                        1099-Misc

FREQUENCY:  ANNUALLY

FINANCIAL REPORTING

                                       3

Prepare financial       Prepare selected portfolio      Review financial
information for         data (i.e., top X holdings),    information.
presentation to         financial information (i.e.,
Fund Management         financial highlight data),
and Board of            and other supporting
Trustees.               information (i.e., broker
                        commissions, compliance
                        summary, capital stock
                        activity and 144A schedules)
                        for quarterly board meetings.

FREQUENCY:  QUARTERLY

                                       4

                                                                                                                Suggested Fund
Function                Investors Bank & Trust          LSA                     Sub-Advisor                     Auditor or Counsel
----------------------------------------------------------------------------------------------------------------------------------

FINANCIAL REPORTING (CONT)
--------------------------

Coordinate the annual   Coordinate the creation of      Provide past financial  Prepare and coordinate          A - Perform audit
audit and semi-annual   templates reflecting client-    statements and other    production of Management        and issue opinion
preparation and         selected standardized           information required to Discussion and Analysis.        on annual
printing of financial   appearance and text of          create templates,       Review and approve              financial
statements and notes    financial statements and        including report style  portfolio presentation.         statements.
with management, fund   footnotes.  Draft and           and graphics.  Approve
accounting and the      manage production cycle.        format and text as                                      A/C - Review
fund auditors.          Coordinate with IBT fund        standard.  Approve                                      reports.
                        accounting the  electronic      production cycle and
                        receipt of portfolio and        assist in managing the
                        general ledger information.     cycle. Review and
                        Assist in resolution of         approve entire report.
                        accounting issues.  Using       Make appropriate
                        templates, draft financial      representations in
                        statements, coordinate          conjunction with audit.
                        auditor and management review,
                        and clear comments. Coordinate
                        review and approval by portfolio
                        managers of portfolio listings to
                        be included in financial statements.
                        Coordinate, as requested by LSA,
                        printing of reports and EDGAR
                        conversion with outside printer
                        and filing with the SEC via EDGAR.

FREQUENCY: SEMI-ANNUALLY

LEGAL

                                       5

Prepare agenda and      Maintain annual calendar of     Review and approve                                      C - Review agenda,
board materials for     required quarterly and annual   board materials.                                        board material and
quarterly board         approvals. Prepare agenda,                                                              board and committee
meetings.               resolutions and other board                                                             meeting minutes.
                        materials for quarterly board                                                           Ensure BOD material
                        meetings. Prepare supporting                                                            contains all
                        information and materials when                                                          required
                        necessary. Assemble, check,                                                             information that
                        and distribute books in advance                                                         the BOD must review
                        of meeting. Attend board and                                                            and/or approve to
                        committee meetings and                                                                  perform their
                        prepare minutes.                                                                        duties as
                                                                                                                directors.


FREQUENCY:  QUARTERLY

                                       6


                                                                                                                Suggested Fund
Function                Investors Bank & Trust          LSA                     Sub-Advisor                     Auditor or Counsel
----------------------------------------------------------------------------------------------------------------------------------

LEGAL (CONT)
------------

Prepare and file        Prepare form for filing.        Provide appropriate                                     C - Review initial
Form N-SAR.             Obtain any necessary            responses.  Review and                                  filing.
                        supporting documents.           authorize filing.                                       A - Provide annual
                        File with SEC via EDGAR.                                                                audit internal
                                                                                                                control letter to
                                                                                                                accompany the annual
                                                                                                                filing.



FREQUENCY:  SEMI-ANNUALLY

Prepare amendments      Coordinate the preparation      Review and approve.                                     C - Review and
to Registration         and filing of post-effective                                                            approve filings.
Statement.              amendments.  Coordinate with                                                            A/C - Provide
                        outside printers the Edgar                                                              consents as
                        conversion, filing with the                                                             appropriate.
                        SEC and printing of prospectus.

FREQUENCY:  ANNUAL
UPDATE (INCLUDES UPDATING
FINANCIAL HIGHLIGHTS,
EXPENSE TABLES, RATIOS)
PLUS ONE ADDITIONAL
FILING PER FISCAL YEAR


Prepare Prospectus/     Coordinate, at LSA's request,   Review and approve.                                     C - Review and
SAI supplements.        the preparation and printing                                                            approve filings.
                        of Prospectus and SAI                                                                   A/C - Provide
                        supplements. Coordinate                                                                 consents as
                        filing with the SEC via Edgar.                                                          appropriate.


FREQUENCY:  AS
OFTEN AS REQUIRED

                                       7


Proxy Material/         Prepare scripts.  Attend        Review and approve                                      C- Review and
Shareholder Meetings    meeting and prepare minutes.    proxy.                                                  approve proxy.


FREQUENCY: AS NEEDED


                                       8

                                                                                                                Suggested Fund
Function                Investors Bank & Trust          LSA                     Sub-Advisor                     Auditor or Counsel
----------------------------------------------------------------------------------------------------------------------------------

LEGAL (CONT)
------------

Assist in updating      Make annual filing of           Obtain required
of fidelity bond        fidelity bond insurance.        fidelity bond insurance
insurance coverage.     material with the SEC           coverage.  Monitor
                                                        level of fidelity bond
                                                        insurance  maintained
                                                        in accordance with
                                                        required coverage.

FREQUENCY:  ANNUALLY

Respond to              Assist LSA VST (as requested)   Compile and provide                                     C - Provide
regulatory              in resolution of examination    documentation pursuant                                  consultation
examinations.           inquiries.  Provide, with prior to exam requests.                                       as needed.
                        consent of LSA,  documentation  Coordinate with
                        as needed to respond to         regulatory auditors to
                        auditors.                       provide requested
                                                        documentation and
                                                        resolutions to
                                                        inquiries.


FREQUENCY:  AS NEEDED

TAX
----

Prepare income          Calculate investment company    Provide transaction     Provide transaction             A - Provide
tax provisions.         taxable income, net capital     information as          information as requested.       consultation as
                        gain and spillback dividend     requested. Assist with  Identify Passive Foreign        needed in
                        requirements. Identify book-    the sub- advisors'      Investment Companies            establishing
                        tax accounting differences.     identification of       (PFIC's) to IBT                 positions to be
                        Track required information      Passive Foreign                                         taken in tax
                        relating to accounting /        Investment Companies .                                  treatment of
                        tax differences.  Coordinate    (PFICs) to IBT. Approve                                 particular issues.
                        review by external auditors.    tax accounting                                          Perform review in
                                                        positions to be taken.                                  conjunction with
                                                        Approve provisions.                                     the year-end audit.


FREQUENCY:  ANNUALLY

                                       9


                                                                                                                Suggested Fund
Function                Investors Bank & Trust          LSA                     Sub-Advisor                     Auditor or Counsel
----------------------------------------------------------------------------------------------------------------------------------

TAX (CONT)
------------

Calculate excise        Calculate required              Provide transaction     Provide transaction             A - Provide
tax distributions       distributions to avoid          information as          information as requested.       consultation as
                        imposition of excise tax.       requested. Assist with  Identify PFIC's to IBT.         needed in
                          - Calculate capital           sub advisors'                                           establishing
                            gain net income and         identification of                                       positions to be
                            foreign currency gain/      Passive Foreign                                         taken in tax
                            loss through October 31.    Investment Companies                                    treatment of
                          - Calculate ordinary income   (PFICs) to IBT. Approve                                 particular issues.
                            and distributions through   tax accounting                                          Review and concur
                            a specified cut off date.   positions to be taken.                                  with proposed
                          - Project ordinary income     Review and approve all                                  distributions per
                            from cut off date to        income and distribution                                 share.
                            December 31.                calculations,
                          - Ascertain dividend shares.  including projected
                        Identify book-tax accounting    income and dividend
                        differences. Track required     shares.  Approve
                        information relating to         distribution rates per
                        accounting differences.         share and aggregate
                        Coordinate review by            amounts.  Obtain Board
                        management and fund auditors.   approval when required.
                        Notify custody and transfer
                        agent of authorized dividend
                        rates in accordance with
                        Board approved policy.
                        Report dividends to Board
                        as required.

FREQUENCY:  ANNUALLY

Prepare tax returns     Prepare RIC income tax          Review and sign tax                                     A - Review and sign
                        returns (federal) and           return as entity, not                                   tax return as
                        Excise (if necessary).           preparer.                                              preparer.

FREQUENCY:  ANNUALLY

                                       10


Prepare shareholder     Obtain yearly                   Review and approve
character               distribution information.       information provided.
distribution            Calculate dividend
information, if         character reclasses.
required.

FREQUENCY:  ANNUALLY

                                       11

Function                Investors Bank & Trust          LSA                     Sub-Advisor                     Auditor or Counsel
----------------------------------------------------------------------------------------------------------------------------------

TAX (CONT)
------------

Prepare other           Obtain yearly income            Review and approve                                      A - Provide
year-end tax-           distribution                    information provided.                                   consultation as
related disclosures     information.  Calculate                                                                 required.
                        disclosures (i.e., foreign
                        tax credits; dividends
                        deceived deduction; and
                        interest received from the
                        US Government and its Agencies)
                        and communicate such information
                        to LSA within 60 days of year end.



FREQUENCY:  ANNUALLY

Review and Approval

     The attached Summary of Administration Functions has been reviewed and represents the services currently being provided.




/s/ Donna McArthy                                    September 24, 1999
Signature of Account Manager                         Date


______________________________________________________________________
Signature of Authorized Client Representative                  Date

Title:  President

Print Name: John R. Hunter

                                   APPENDIX C

                           LSA VARIABLE SERIES TRUST
                             PROPOSED FEE SCHEDULE*
                               FOR 6 MUTUAL FUNDS


                       DOMESTIC CUSTODY, FUND ACCOUNTING,
                             CALCULATION OF N.A.V.,
                       ADMINISTRATION AND TRANSFER AGENCY


A. DOMESTIC CUSTODY, FUND ACCOUNTING, CALCULATION OF N.A.V., ADMINISTRATION AND TRANSFER AGENCY

     The following fees will apply to all assets for which Investors Bank provides Custody, Fund Accounting, calculation of N.A.V., Administration and Transfer Agency services.

                                                Annual Fee
                                                ----------

        FIRST $500  MILLION OF NET ASSETS       11.0 Basis Points
        NEXT $500 MILLION OF NET ASSETS          9.0 Basis Points
        NEXT $500 MILLION OF NET ASSETS          6.0 Basis Points
        Assets in excess of $1.5 Billion         4.0 Basis Points

     There will be an annual minimum fee of $140,000 per fund. However, to accommodate the start-up period, first year minimums will be as follows: 1st Quarter 50%, 2nd Quarter 75%, 3rd Quarter 85%, 4th Quarter and beyond 100%.


B. DOMESTIC TRANSACTIONS

                DTC/Fed Book Entry       $10**
                Physical Securities       35
                Options and Futures       18
                GNMA Securities           30
                Principal Paydown          5
                Foreign Currency          18***
                Outgoing Wires             7
                Incoming Wires             5

**This assumes that the trade information will be sent to Investors Bank in the ISITC/SWIFT format. Manual trades will be billed at $12.00 per trade. There are no transaction charges for use of the Investors Bank Repo.

***There  are no  transaction  charges for F/X  contracts  executed by Investors
Bank.


C. FOREIGN SUBCUSTODIAN FEES

          o Incremental basis point and transaction fees will be charged for all foreign assets for which we are custodian. The asset based fees and transaction fees vary by country, based upon the attached global custody fee schedule. Local duties, script fees, registration, reclaims, exchange fees, and other market charges are additional out-of-pocket fees.

          o Investors Bank will require the fund to hold all international assets at the subcustodian of our choice.


                                 MISCELLANEOUS

A. OUT-OF-POCKET

           o These charges consist of:
                -Legal Expenses                 -InvestView
                -Printing, Delivery & Postage   -Forms and Supplies
                -Third Party Review             -Micro Rental
                -Extraordinary Travel Expenses
                -Customized Systems Development/Reporting
                -International Verification Services($3/security/month)
                -Pricing and Verification Services
                -Telecommunications
                -Support Equipment Rental
                -Data Transmissions
                -Non Standard Extract


B. DOMESTIC BALANCE CREDIT

          o    We  allow  use  of  balance   credit   against  fees   (excluding
               out-of-pocket charges) for fund balances arising out of the custody relationship. The credit is based on collected balances reduced by balances required to support the activity charges of the accounts. The monthly earnings allowance is equal to 75% of the 90-day T-bill rate.

C. SECURITIES LENDING, FOREIGN EXCHANGE & CASH MANAGEMENT

          o The assumption was made that Investors Bank would perform securities lending, if applicable, foreign exchange and cash management for the portfolios. Securities Lending revenue is split with the funds and Investors Bank on a 60/40% basis: 60% going to the funds.


D. PAYMENT

          o The above fees will be charged against the fund's custodian checking account five business days after the invoice is mailed.


E. SYSTEMS

          o The details of any systems work will be determined after a thorough business analysis. System's work will be billed on a time and material basis. Investors Bank provides an allowance of 10 system hours for data extract set up and reporting extract set up. Additional systems hours will be billed on a time and material basis.


* A LETTER OF INTENT ACCOMPANIED BY A $25,000 DEPOSIT TO BE CREDITED AGAINST FUTURE FEES IS REQUIRED TO BEGIN THIS IMPLEMENTATION. THIS FEE SCHEDULE IS VALID FOR 60 DAYS FROM DATE OF ISSUE AND ASSUMES THE EXECUTION OF OUR STANDARD CONTRACTUAL AGREEMENTS FOR A MINIMUM OF THREE YEARS.

* THIS FEE SCHEDULE IS CONFIDENTIAL INFORMATION OF THE PARTIES AND SHALL NOT BE DISCLOSED TO ANY THIRD PARTY WITHOUT PRIOR WRITTEN CONSENT OF BOTH PARTIES.